UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 8, 2009

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-16577	41-1472057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   952-832-1000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On April 8, 2009, the Audit Committee of the Board of Directors of CyberOptics Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

The reports of PricewaterhouseCoopers on the financial statements of the Company for the fiscal years ended December 31, 2008 and 2007 did not contained an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2008 and 2007 and through April 8, 2009, there have been no disagreements (as described in Regulation S-K Item 304(a)(1)(iv)) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its report on the financial statements for such years.

During the fiscal years ended December 31, 2008 and 2007 and through April 8, 2009, there have been no reportable events (as outlined in Regulation S-K Item 304 (a)(1)(v)).

The Company has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter is filed as an exhibit to this Form 8-K.

(b) On April 8, 2009, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton LLP as the Company’s new independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2008 and 2007 and through April 8, 2009, the Company did not consult with Grant Thornton LLP with respect to any of the matters or reportable events described in Regulation S-K Item 304(a)(2)(i) or (ii).

Item 9.01 Financial Statements and Exhibits

16.1	Letter dated April 13, 2009 from PricewaterhouseCoopers, LLP regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberOptics Corporation.

April 13, 2009	By:	Jeffrey A. Bertelsen
Name: Jeffrey A. Bertelsen
Title: Vice President and Chief Financial Officer